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                                                                               .
                                                                               .


                                                                       Exhibit 5
[LOGO]

        KPMG LLP
        Chartered Accountants
        2000 McGill College Avenue                     Telephone  (514) 840-2100
        Suite 1900                                     Telefax (514) 840-2187
        Montreal (Quebec)  H3A 3H8                     www.kpmg.ca





                                AUDITORS' CONSENT


We have read the short form prospectus dated March 3, 2005 relating to the issue and sale of common shares of Neurochem Inc. (the "Company"). We have compiled with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation be reference in the above-mentioned prospectus of our report to the shareholders of the Company on the consolidated balance sheet of the Company as at December 31, 2004 and 2003 and the consolidated statements of operations, deficit and cash flows for the year ended December 31, 2004, the six-month period ended December 31, 2003, the year ended June 30, 2003 and for the period from inception (June 17, 1993) to December 31, 2004. Our report is dated February 11, 2005 (except as note 22, which is as of February 14, 2005).



(signed) KPMG LLP

Chartered Accountants

Montreal, Canada
March 3, 2005